As filed with the Securities and Exchange Commission on June 24, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16th Floor of Tower B, Renji Plaza

101 Jingshun Road, Chaoyang District

Beijing 100102 China

(Address of Principal Executive Offices) (ZIP Code)

TRI-TECH HOLDING INC. 2009 STOCK INCENTIVE PLAN

(Full title of the plan)

With copies to:

Phil Fan 6501 Chaucer Road Willowbrook, IL 60527 (630) 468-2361	Bradley A. Haneberg, Esq. Anthony W. Basch, Esq. Kaufman & Canoles, P.C. Three James Center, 12th Floor 1051 East Cary Street Richmond, Virginia 23219 (804) 771-5700

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of securities to be registered	Amount to be Registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Ordinary shares, par value $0.001 per share	525,500	$6.75	$3,547,125	$411.82	(4)

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares which may be issuable in accordance with the 2009 Stock Incentive Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(2)	The 525,500 shares registered hereby represent shares issuable pursuant to the 2009 Stock Incentive Plan, with an exercise price of $6.75 per share.
(3)	Determined in accordance with Rule 457(h)(1).
(4)	Paid herewith.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2009 Stock Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the Plan prospectus, meeting the requirements of Section 10(a) of the Securities Act (the “Reoffer Prospectus”). The Reoffer Prospectus to be used in connection with sales of the ordinary shares underlying options granted to Tri-Tech Holding Inc. insiders (the “Shares”) will be used to meet the requirements of Section 10(a) of the Securities Act with respect to those securities.

Item 2.	Registrant Information and Employee Plan Information.

Upon written or oral request by a participant in the Plan listed in Item 1, Tri-Tech Holding Inc. will provide any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference into the Reoffer Prospectus), any documents required to be delivered to participants pursuant to Rule 428(b) and other additional information about the Plan. All of such documents and information will be available without charge. Any and all requests should be directed to Phil Fan, Co-President, Tri-Tech Holding Inc., 16th Floor of Tower B, Renji Plaza, 101 Jingshun Road, Chaoyang District, Beijing 100102 China; telephone number +86 (10) 5732-3666.

REOFFER PROSPECTUS

TRI-TECH HOLDING INC.

525,500 ORDINARY SHARES

This prospectus relates to the reoffer and resale by certain selling shareholders of our ordinary shares that were issued by us to the selling shareholders upon the exercise of stock options granted under the Tri-Tech Holding Inc. 2009 Stock Incentive Plan (the “Shares”). The Shares are being reoffered and resold for the account of the selling shareholders, and we will not receive any of the proceeds from the resale of the Shares.

The selling shareholders’ sales may be effected from time to time in one or more transactions on the Nasdaq Capital Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See “Plan of Distribution.” We will bear all expenses in connection with the preparation of this prospectus.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “TRIT.” On June 23, 2011, the closing price for our ordinary shares as reported on the Nasdaq Capital Market was $7.62 per share.

Our principal executive offices are located at 16th Floor of Tower B, Renji Plaza No. 101, Jingshun Road, Chaoyang District, Beijing 100102 China and our telephone number there is +86 (10) 5732-3666.

This investment involves risk. See “Risk Factors” beginning at page 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is June 24, 2011.

i

Except where the context otherwise requires and for purposes of this prospectus only:

•

the terms “we,” “us,” “our company,” “our” and “Tri-Tech” refer to Tri-Tech Holding Inc. (“TRIT” when referring solely to our Cayman Islands listing company); our wholly-owned subsidiary, Tri-Tech International Investment Inc., a British Virgin Islands company (“TTII”); our wholly-owned subsidiary, Tri-Tech Infrastructure, LLC, a Delaware limited liability company; Tri-Tech International Investment Inc.’s wholly-owned operating subsidiary, Tri-Tech (Beijing) Co., Ltd., a Chinese limited liability company (“TTB”); our wholly-owned subsidiary, Beijing Satellite Science & Technology Co. (“BSST”); and our affiliated entities, Tranhold Environmental (Beijing) Tech Co., Ltd., a Chinese limited liability company (“Tranhold”) and Beijing Yanyu Water Tech Co., Ltd., a Chinese limited liability company (“Yanyu”), both of which TTB controls by virtue of contractual arrangements.

•	“shares” and “ordinary shares” refer to our ordinary shares, $0.001 par value per share;

•	“China” and “PRC” refer to the People’s Republic of China, and, for the purpose of this prospectus only, excluding Taiwan, Hong Kong and Macau; and

•	all references to “RMB,” “Renminbi” and “¥” are to the legal currency of China and all references to “USD,” “U.S. dollars,” “dollars” and “$” are to the legal currency of the United States.

For the sake of clarity, this prospectus follows English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of the chief executive officer of Tri-Tech would be presented as “Warren Zhao” (English) or “Wanzong Zhao” (Chinese), even though, in Chinese, his name would typically be presented as “Zhao Wanzong.”

ii

FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, including under “Risk Factors,” “Our Company” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “could” and similar expressions. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•	the timing of the development of future products;

•	projections of revenue, earnings, capital structure and other financial items;

•	statements of our plans and objectives;

•	statements regarding the capabilities of our business operations;

•	statements of expected future economic performance;

•	statements regarding competition in our market; and

•	assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss many of these risks under the heading “Risk Factors.” Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below are not the only ones we face, but represent the material risks to our business. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may harm our business and financial performance. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment. You should carefully consider these risk factors, together with all of the other information in this prospectus and the documents we have incorporated by reference in the section “Where You Can Find Additional Information” located on page 11 of this prospectus before you decide to purchase any of our ordinary share.

Risks Related to Our Business

We operate in a very competitive industry and may not be able to maintain our revenues and profitability.

Our competitors include both domestic companies and international companies. Some of these competitors have significantly greater financial and marketing resources and name recognition than we do. As the Chinese government continues to allocate funds to our industry, more domestic and international competitors may enter the market. We believe that while the Chinese market for our services is subject to intense competition, the number of large competitors is relatively limited, and, as such, while we effectively compete in our market, our competitors occupy a substantial competitive position. If the Chinese government continues to emphasize spending on environmental protection and continues to allocate funds to the water protection industry, the number of our competitors will likely increase and there can be no assurance that we will be able to effectively compete in our industry.

In addition, as the Chinese government increase spending in the water protection industry, our competitors may devote more resources to introducing new water protection systems. If these new systems are more attractive to customers than the systems we currently provide or are able to develop, we may be unable to attract new customers and may lose market share. We believe that competition may become more intense as more integrated automation service providers, including Chinese/foreign joint ventures, are qualified to conduct business. We believe it is likely that competitors will devote significant resources to competing more effectively in our market as the Chinese government continues to emphasize spending in the environmental protection and specifically water protection industry. We cannot guarantee that we will be able to compete successfully against any new or existing competitors, or against any new water protection systems our competitors may implement. All of these competitive factors could have a material adverse effect on our revenues and profitability.

We are dependent on the state of the PRC’s economy as most of our business is conducted in the PRC.

Currently, most of our business operations are conducted in the PRC. Accordingly, any significant slowdown in the PRC economy may cause our customers to reduce expenditures or delay the building of new facilities or projects. This may in turn lead to a decline in the demand for our products and services. That would have a material adverse effect on our business, financial condition and results of operations.

Our revenues are highly dependent on several large customers that vary from year to year.

We operate on a project-by-project basis, and this particular nature of our operation does not typically involve long-term relationships with our customers. We negotiate with various government agencies, municipalities, industrial enterprises and/or their primary contractors in order to secure and undertake our various contracts. Our major customers usually account for a high percentage of our total sales. Our top five customers collectively represented 50.2% and 29.6% of our total revenue for the years ended December 31, 2010 and December 31, 2009, respectively. While we do not expect our revenues to be dependent on these particular customers in the future, we do expect our revenues to be dependent upon several large projects each year. Disruption, delay, or loss of any such project could materially harm our operations.

Our customers may make claims against us and/or terminate our services in whole or in part prematurely should we fail to implement projects which fully satisfy their requirements and expectations.

Failure to implement projects which fully satisfy the requirements and expectations of our customers or defective system structure or products as a result of design or workmanship or due to acts of nature may lead to claims against us and/or termination of our services in whole or in part prematurely. This may arise from a variety of factors including unsatisfactory design or implementation, staff turnover, human errors or misinterpretation of and failure to adhere to regulations and procedures. This may adversely affect our profits and reputation.

We are subject to risks associated with technological changes.

We may not be able to protect our processes, technologies and systems against claims by other parties. Although we have two registered patents and seven software copyrights in respect of the processes, technologies and systems we use frequently in our systems, we have not purchased or applied for any patents other than these as we are of the view that it may not be cost-effective to do so. For such other processes, technologies and systems for which we have not applied for or purchased or been licensed to use patents or copyrights, we may have no legal recourse to protecting our rights in the event that they are replicated by other parties. If our competitors are able to replicate our processes, technologies and systems at lower costs, we may lose our competitive edge and our profitability will be adversely affected.

We may face claims for infringement of third-party intellectual property rights.

Although we develop our software products, each is based upon middleware developed by third parties, including Microsoft, Oracle and Intouch. We integrate this technology, licensed by ourselves or our customers from third parties, in our software products. If we or our customers, as applicable, are unable to continue to license any of this third party software, or if the third party licensors do not adequately maintain or update their products, we would face delays in the releases of our software until equivalent technology can be identified, licensed or developed, and integrated into our software products. These delays, if they occur, could harm our business, operating results and financial condition.

There has been a substantial amount of litigation in the software and Internet industries regarding intellectual property rights. It is possible that in the future third parties may claim that our current or potential future software solutions infringe their intellectual property. We expect that software product developers will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlap. In addition, we may find it necessary to initiate claims or litigation against third parties for infringement of our proprietary rights or to protect our trade secrets. Although we may disclaim certain intellectual property representations to our customers, these disclaimers may not be sufficient to fully protect us against such claims. Any claims, with or without merit, could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or license agreements. Royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, operating results and financial condition.

We do not intend to pay dividends in the foreseeable future.

We have not previously paid any cash dividends, and we do not anticipate paying any dividends on our ordinary shares. As our business is largely project-related, we have a relatively high capital requirement. In addition, as we intend to remain in a growth mode, we intend to reinvest any profits in the foreseeable future to grow the business. Although we achieved net profitability beginning in 2006, we cannot assure you that our operations will continue to result in sufficient revenues to enable us to operate at profitable levels or to generate positive cash flows. Furthermore, there is no assurance our Board of Directors will declare dividends even if we are profitable. Dividend policy is subject to the discretion of our Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements and other factors. If we determine to pay dividends on any of our ordinary shares in the future, we will be dependent, in large part, on receipt of funds from Tranhold, BSST and Yanyu.

Foreign Operational Risks

TTB’s contractual arrangements with Tranhold, BSST and Yanyu may not be as effective in providing control over Tranhold, BSST and Yanyu as direct ownership.

We conduct substantially all of our operations, and generate substantially all of our revenues, through contractual arrangements with Tranhold, BSST and Yanyu that provide us, through our ownership of Tri-Tech International Investment Inc., a British Virgin Islands company, and its ownership of TTB, with effective control over Tranhold, BSST and Yanyu. We depend on Tranhold, BSST and Yanyu to hold and maintain contracts with our customers. Tranhold, BSST and Yanyu also own substantially all of our intellectual property, facilities and other assets relating to the operation of our business, and employ the personnel for substantially all of our business. Neither our company nor TTB has any ownership interest in Tranhold, BSST and Yanyu. Although we have been advised by our PRC legal counsel that each contract under TTB’s contractual arrangements with Tranhold, BSST and Yanyu is valid, binding and enforceable under current PRC laws and regulations, these contractual arrangements may not be as effective in providing us with control over Tranhold, BSST and Yanyu as direct ownership of Tranhold, BSST and Yanyu would be. In addition, Tranhold, BSST and Yanyu may breach the contractual arrangements. For example, Tranhold may decide not to make contractual payments to TTB, and consequently to our company, in accordance with the existing contractual arrangements. In the event of any such breach, we would have to rely on legal remedies under PRC law. These remedies may not always be effective, particularly in light of uncertainties in the PRC legal system.

We are subject to foreign exchange risks.

Our dominant transactional currency is the Chinese RMB, including the cost of materials which are imported by our suppliers. With costs mainly denominated in RMB, our transactional foreign exchange exposure for the past few years has been insignificant. However, as our suppliers take into account the fluctuations in foreign exchange rates when they price the imported materials which we procure from them, such fluctuations in foreign exchange rates may result in changes in the purchase price of imported materials. Any future significant fluctuations in foreign exchange rates may have a material impact on our financial performance in the event that we are unable to transfer the increased costs to our customers.

Since our operations and significant assets are located in the PRC, shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, our directors and executive officers.

Our operations and significant assets are located in the PRC. In addition, most of our executive officers and directors are non-residents of the U.S., and substantially all the assets of such persons are located outside the U.S. As a result, it could be difficult for investors to serve legal process in the U.S. or to enforce a judgment obtained in the U.S. against us or any of these persons.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources.

Although China’s economy has become more open over the last thirty years, any changes in the political and economic policy of the PRC government may lead to changes in the laws and regulations or the interpretation of the same, as well as changes in the foreign exchange regulations, taxation and import and export restrictions, which may in turn adversely affect our financial performance. While the current policy of the PRC government seems to be one of imposing economic reform policies to encourage foreign investments and greater economic decentralization, there is no assurance that such a policy will continue to prevail in the future.

While the PRC economy has experienced significant growth in the past 30 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

We are subject to foreign exchange controls in the PRC.

Our PRC subsidiary and affiliates are subject to PRC rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange (“SAFE”) regulates the conversion of the RMB into foreign currencies. Currently, foreign investment enterprises (“FIEs”) are required to apply to SAFE for “Foreign Exchange Registration Certificate for FIEs.” TTB is a FIE. With such registration certifications (which need to be renewed annually), FIEs are allowed to open foreign currency accounts including the “recurrent account” and the “capital account.” Currently, conversion within the scope of the “recurrent account” can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive nearly all of our revenues in Renminbi. Under our current corporate structure, our income is derived from payments from TTB. Shortages in the availability of foreign currency may restrict the ability of TTB to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. This risk is particularly important where, as in this offering, we need governmental approval to bring offering proceeds into the PRC.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an appreciation of the Renminbi against the U.S. dollar. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. Any significant revaluation of Renminbi may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars. For example, an appreciation of Renminbi against the U.S. dollar would make any new Renminbi denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into Renminbi for such purposes.

We do not have business interruption, litigation or natural disaster insurance.

The insurance industry in China is still at an early state of development. In particular PRC insurance companies offer limited business products. As a result, we do not have any business liability, disruption insurance or any other forms of insurance coverage for our operations in China. Any business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

If relations between the United States and China worsen, our share price may decrease and we may have difficulty accessing U.S. capital markets.

At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China could adversely affect the market price of our ordinary shares and our ability to access U.S. capital markets.

If the investing public’s perception of smaller companies from China worsens, our share price may decrease and we may have difficulty accessing U.S. capital markets.

In recent months, a number of smaller companies from China have had the trading of their securities in the United States halted, delisted or otherwise affected for a variety of reasons. As a result, investors may be concerned about purchasing the securities of any smaller Chinese company. To the extent the investing community is reluctant to purchase such securities or discounts the value of the securities of companies that operate primarily or exclusively in China, our share price may also be adversely affected, regardless of whether there are specific concerns about our company. This could not only harm our share price but could also make it more difficult for us to conduct any future offering of our securities at a price that is acceptable to our company or at all.

Because our operations are located mainly in China, information about our operations is not readily available from independent third-party sources.

Because most of our operations are based in China, our shareholders may have greater difficulty in obtaining information about them on a timely basis than would shareholders of a U.S.-based company. Their operations will continue to be conducted in China and shareholders may have difficulty in obtaining information about them from sources other than the companies themselves. Information available from newspapers, trade journals, or local, regional or national regulatory agencies such as issuance of construction permits and contract awards for development projects will not be readily available to shareholders and, where available, will likely be available only in Chinese. Shareholders will be dependent upon management for reports of their progress, development, activities and expenditure of proceeds.

Risks Associated with this Offering

The market price for our ordinary shares may be volatile, which could result in substantial losses to investors.

The market price for our ordinary shares is likely to be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in the Chinese economy;

•	announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel; or

•	potential litigation.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. As a result, to the extent shareholders sell our shares in negative market fluctuation, they may not receive a price per share that is based solely upon our business performance. We cannot guarantee that shareholders will not lose some of their entire investment in our ordinary shares.

OUR COMPANY

We are a leading provider of integrated solutions for China’s water environmental protection industry, including the water pollution remediation, software and engineering industries. We combine software and hardware to monitor and manage China’s natural and municipal water resources. We provide three lines of service: (i) water, wastewater treatment and municipal infrastructure, (ii) water resource management system and engineering services, and (iii) industrial pollution control and safety. The customers of our Company are mostly local and regional government bodies in China. Since its incorporation in 2002, the Company has successfully implemented more than 500 projects in 30 provinces, municipalities and autonomous regions throughout China.

Our water, wastewater treatment and municipal infrastructure segment includes projects involving municipal water supply and distribution, wastewater treatment and gray water reuse engineering, procurement and construction (EPC); build and transfer (BT); proprietary process control systems; process equipment integration, and proprietary odor control systems; and other municipal facilities engineering, operation management and related infrastructure construction projects. Two of the Company’s representative projects in this segment include the Ordos drinking water treatment plan, with a total contract value of $40 million, which was started in August 2010 and is expected to be completed towards the end of the third quarter of 2011, and the Xinjiang Kuitun wastewater treatment project, expected to generate revenues of $6.2 million, which was started in June 2010 and is expected to be completed in September 2011.

Our water resource management system and engineering services segment involves projects relating to water resource protection and allocation, flood control and forecasting, irrigation systems, related system integration, proprietary hardware and software products and similar ventures. Representative projects in this segment include the Gansu Longnan disaster alert system project, with a total contract value of $0.7 million, which commenced in May 2010 and is completed as of June 2011; and the Sichuan water resource monitoring system project, with a total contract value of $0.4 million, which began in December 2010 and is expected to conclude in September 2011.

Our industrial pollution control and safety segment involves systems for VOC abatement; odor control; water and wastewater treatment; the design, engineering, procurement and construction of water recycling facilities for oil, gas, petrochemical and power industries; and safety and clean production technologies for oil and gas exploration and pipeline.

SELLING SHAREHOLDERS

This prospectus relates to our ordinary shares that are being registered for reoffers and resales by selling shareholders who have acquired the Shares pursuant to the Plan. Offers and sales by selling shareholders who are “affiliates” (as such term is defined under Rule 405 under the Securities Act) are also covered by this prospectus.

Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

The Shares to which this reoffer prospectus relates are being registered for reoffers and resales by the selling shareholder, who acquired the Shares pursuant to an option agreement with our company.

The table below sets forth, with respect to the selling shareholders based upon information available as of June 24, 2011, the number of our ordinary shares owned (including, where applicable, the Shares covered by this reoffer prospectus and other ordinary shares not covered by this reoffer prospectus), the number of ordinary shares registered by this reoffer prospectus and the number and percent of outstanding ordinary shares that will be owned after the sale of the registered ordinary shares assuming the sale of all of the registered ordinary shares.

Because the selling shareholders may offer and sell all or only some portion of the Shares being offered pursuant to this reoffer prospectus, the numbers in the table below representing the amount and percentage of the ordinary shares that will be held by the selling shareholders upon termination of the offering are only estimates based on the assumption that each selling shareholder will sell all of the ordinary shares being offered in the offering and will not sell any other shares the selling shareholder may own.

Selling shareholder	Shares beneficially owned before sale(1)		Shares registered in this prospectus(2)	Shares beneficially owned after sale		Percentage of Beneficial ownership after sale(3)
Warren Zhao	1,313,025	(4)	157,650	1,155,375		13.50%
Peter Dong	1,611,700	(5)	78,825	1,532,875		17.92
Phil Fan	301,400	(6)	52,550	248,850		2.91
David Hu	1,403,400	(7)	119,375	1,284,025		15.01
Xiaoping Zhou	3,000		3,000	0		*
Peiyao Zhang	3,000		3,000	0		*
Robert Kraft	6,000		6,000	0		*
Qian Huang	52,550		52,550	0		*
Qun Wang	52,550		52,550	0		*
Total	3,462,600	(8)	525,500	2,937,100	(9)	34.33%

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the ordinary shares.
(2)

Represents the maximum number of ordinary shares issued under the Plan that could be sold under this prospectus if the holder exercised all of his or her options when vested and sold. Does not constitute a commitment to sell any or all of the stated number of ordinary shares. The number of ordinary shares to be sold shall be determined from time to time by each selling shareholder in his or her discretion. Includes ordinary shares underlying vested and unvested options. On September 9, 2009, these stock options were awarded to the selling shareholders listed herein. 20% of these options are vested per annum on each anniversary of the grant date.

(3)	Based on 8,124,433 ordinary shares outstanding as of June 24, 2011 and the sale of the 431,800 additional shares under the Plan assuming all options will vest and be exercised.
(4)

Represents (i) 31,530 shares held under his individual name, (ii) 1,155,375 shares held by Tranhold Investment Inc., of which Warren Zhao has the sole power to direct the voting and (iii) unvested options to purchase 126,120 ordinary shares.

(5)

Represents (i) 15,765 shares held under his individual name, (ii) 248,850 shares held by FLYY Investment Inc., of which Peter Dong has the sole power to direct the voting, (iii) 1,284,025 shares held by Yanyu Investment Inc., of which Dong has shared power to direct the voting and (iv) unvested options to purchase 63,060 ordinary shares.

(6)

Represents (i) 10,510 shares held under his individual name, (ii) 248,850 shares held by Allied Investment Consultation, LLC, of which Phil Fan has the sole power to direct the voting and (iii) unvested options to purchase 42,040 ordinary shares.

(7)

Represents (i) 14,275 shares held under his individual name, (ii) 1,284,025 shares held by Yanyu Investment Inc., of which David Hu has shared power to direct the voting and (iii) options to purchase 105,100 ordinary shares, 9,600 vested and 95,500 unvested.

(8)

Represents (i) the sole power to direct the voting of the (a) 248,850 shares held by FLYY Investment Inc., (b) the 1,155,375 shares held by Tranhold Investment Inc. and (c) the 248,850 shares held by Allied Investment Consultation Inc., (ii) shared power to direct the voting of the 1,284,025 shares held by Yanyu Investment Inc., and (iii) the 525,500 ordinary shares underlying vested and unvested options, 105,100 vested and 429,400 unvested.

(9)

Represents (i) the sole power to direct the voting of the (a) 248,850 shares held by FLYY Investment Inc., (b) the 1,155,375 shares held by Tranhold Investment Inc. and (c) the 248,850 shares held by Allied Investment Consultation Inc., and (ii) shared power to direct the voting of the 1,284,025 shares held by Yanyu Investment Inc.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of ordinary shares registered hereunder. All expenses of the registration of the Shares will be paid by the Company.

PLAN OF DISTRIBUTION

As used in this prospectus, selling shareholders includes the selling shareholders named above and their donees, pledgees, transferees or other successors in interest selling shares received from named selling shareholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. We have been advised that the selling shareholders may sell their shares directly, or indirectly by or through underwriters, agents or broker-dealers, and that the shares may be sold by one or a combination of the following methods:

•

one or more block transactions, in which the broker or dealer so engaged will attempt to sell the ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	on the Nasdaq Capital Market or on any other national securities exchange or quotation service on which our ordinary shares may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	through distributions to creditors and equity holders of the selling shareholders; or

•	any combination of the foregoing, or any other available means allowable under applicable law.

We will bear all costs, expenses and fees in connection with the registration and sale of the Shares covered by this prospectus, other than underwriting discounts and selling commissions. We will not receive any proceeds from the sale of the Shares. The selling shareholders will bear all commissions and discounts, if any, attributable to sales of the Shares. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

The selling shareholders may sell the Shares covered by this prospectus from time to time, and may also decide not to sell all or any of the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling shareholders may effect sales by selling the Shares directly to purchasers in individually negotiated transactions, or to or through broker-dealers, which may act as agents or principals. The selling shareholders may sell their Shares at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices.

Additionally, the selling shareholders may engage in hedging transactions with broker-dealers in connection with distributions of Shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders also may sell Shares short and redeliver Shares to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholders also may loan or pledge Shares to a broker-dealer. The broker-dealer may sell the shares so loaned or pledged pursuant to this prospectus.

The selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling shareholders or borrowed from the selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling shareholders in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of the Shares covered hereby, the selling shareholders and any broker-dealers or agents and any other participating broker-dealers who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act. Accordingly, any profits realized by the selling shareholders and any compensation earned by such broker-dealers or agents may be deemed to be underwriting discounts and commissions. Because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of that act. We will make copies of this prospectus (as it may be amended or supplemented from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements. In addition, any shares of a selling shareholder covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

The selling shareholders will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of our ordinary shares by the selling shareholders. These restrictions may affect the marketability of such shares.

In order to comply with applicable securities laws of some states, the Shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. The supplement will disclose the name of each such selling shareholder and of the participating broker-dealer(s); the number of shares involved; the price at which such shares were sold; the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; that such broker-dealer(s) did not conduct any investigation to verify the information contained in or incorporated by reference in this prospectus; and any other facts material to the transaction.

EXPERTS

The consolidated financial statements of Tri-Tech Holding Inc. appearing in the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2010 has been audited by Bernstein & Pinchuk LLP (through April 14, 2011; the firm entered into a joint venture agreement with Marcum LLP and formed Marcum Bernstein & Pinchuk LLP, and is now known as Marcum Bernstein & Pinchuk LLP), independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the Shares offered hereby have been passed upon by Campbells, Cayman Islands counsel to our Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”). You may read and copy any document which we file at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov. Additional information about us may also be obtained at our web site at www.tri-tech.cn. We have filed with the SEC a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act with respect to the ordinary shares. This reoffer prospectus, which constitutes a part of that Registration Statement, does not contain all the information contained in that Registration Statement and its exhibits. For further information with respect to us and our ordinary share, you should consult the Registration Statement and its exhibits. Statements contained in this reoffer prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this reoffer prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents are incorporated herein by reference:

(1)	Our annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 29, 2011;

(2)	Our current reports on Form 8-K, filed with the SEC on January 4, 2011, January 11, 2011, March 22, 2011, March 29, 2011, April 22, June 14 and June 22, and our quarterly report on Form 10-Q for the fiscal quarter ended on March 31, 2011, filed with the SEC on May 16, 2011; and

(3)	The description of the ordinary shares, $0.001 par value per share, contained in the Registrant’s registration statement on Form S-1 filed with the Commission on January 8, 2010 (File Number 333-164273) pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the ordinary shares, $0.001 par value per share, contained in the registration statement on Form S-1 filed with the Commission on April 3, 2009 (File Number 333-158393) and declared effective by the Commission on August 10, 2009, and any amendment or report filed with the Commission for purposes of updating such description.

All documents that we have filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this reoffer prospectus and prior to the completion of the offering shall be deemed to be incorporated by reference into this reoffer prospectus and to be part of this reoffer prospectus from the date of filing of these documents. We will provide without charge to each person, including any beneficial owner, to whom a copy of this reoffer prospectus is delivered a copy of any or all documents incorporated by reference into this reoffer prospectus except the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You may request copies by writing to or telephoning Phil Fan, Co-President, Tri-Tech Holding Inc., 16th Floor of Tower B, Renji Plaza No. 101, Jingshun Road, Chaoyang District, Beijing 100102 China; telephone number +86 (10) 5732-3666.

INDEMNIFICATION

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime or gross negligence or willful default. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty, fraud, gross negligence or willful default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law to a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable as a matter of United States law.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registration information) will be sent or given to the participants of the Tri-Tech Holding Inc. 2009 Stock Incentive Plan, as amended, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(1)	Our annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 29, 2011;

(2)	Our current reports on Form 8-K, filed with the SEC on January 4, 2011, January 11, 2011, March 22, 2011, March 29, 2011, April 22, June 14 and June 22, and our quarterly report on Form 10-Q for the fiscal quarter ended on March 31, 2011, filed with the SEC on May 16, 2011; and

(3)	The description of the ordinary shares, $0.001 par value per share, contained in the Registrant’s registration statement on Form S-1 filed with the Commission on January 8, 2010 (File Number 333-164273) pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the ordinary shares, $0.001 par value per share, contained in the registration statement on Form S-1 filed with the Commission on April 3, 2009 (File Number 333-158393) and declared effective by the Commission on August 10, 2009, and any amendment or report filed with the Commission for purposes of updating such description.

All documents that we have filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this reoffer prospectus and prior to the completion of the offering shall be deemed to be incorporated by reference into this reoffer prospectus and to be part of this reoffer prospectus from the date of filing of these documents. We will provide without charge to each person, including any beneficial owner, to whom a copy of this reoffer prospectus is delivered a copy of any or all documents incorporated by reference into this reoffer prospectus except the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime or gross negligence or willful default. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty, fraud, gross negligence or willful default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law to a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable as a matter of United States law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Specimen Certificate for Ordinary Share(1)

5.1	Opinion of Campbells (2)

23.1	Consent of Bernstein & Pinchuk LLP (2)

23.2	Consent of Campbells (included in Exhibit 5.1)(2)

24.1	Powers of Attorney (included in Part II of this Registration Statement)(2)

99.1	Tri-Tech Holding Inc. 2009 Stock Incentive Plan(1)

(1)	Incorporated by reference to the Company’s registration statement on Form S-1, file No. 333-158393, filed on April 3, 2009, as amended.
(2)	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Beijing, China on June 24, 2011.

TRI-TECH HOLDING INC.

/s/ Warren Zhao
Mr. Warren Zhao Chief Executive Officer (Principal Executive Officer) and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Warren Zhao and Peter Dong, and each of them, as his true and lawful attorneys-in-fact, as agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and any registration statement related to the same offering as this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Warren Zhao Warren Zhao	Chief Executive Officer and Chairman of the Board	June 24, 2011

/s/ Peter Dong Peter Dong	Chief Financial Officer and Director	June 24, 2011

/s/ Phil Fan Phil Fan	Co-President and Director (Authorized Representative in the United States)	June 24, 2011

/s/ Gavin Cheng Gavin Cheng	Co-President and Director	June 24, 2011

/s/ Peiyao Zhang Peiyao Zhang	Director	June 24, 2011

/s/ Xiaoping Zhou Xiaoping Zhou	Director	June 24, 2011

/s/ Robert W. Kraft Robert W. Kraft	Director	June 24, 2011

/s/ Peter Zhuo Peter Zhuo	Director	June 24, 2011

/s/ Dazhuang Guo Dazhuang Guo	Director	June 24, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Specimen Certificate for Ordinary Share(1)

5.1	Opinion of Campbells (2)

23.1	Consent of Bernstein & Pinchuk LLP (2)

23.2	Consent of Campbells (included in Exhibit 5.1)(2)

24.1	Powers of Attorney (included in Part II of this Registration Statement)(2)

99.1	Tri-Tech Holding Inc. 2009 Stock Incentive Plan(1)

(1)	Incorporated by reference to the Company’s registration statement on Form S-1, file No. 333-158393, filed on April 3, 2009, as amended.
(2)	Filed herewith.